UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): July 25, 2008
Dolan Media Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33603	43-2004527

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

706 Second Avenue South, Suite 1200, Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)
(612) 317-9420
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
     On July 25, 2008, our Board of Directors elected Lauren Rich Fine as a Class I director. Ms. Rich Fine’s term on our Board will expire at our 2011 annual meeting of stockholders. The Board has also appointed Ms. Rich Fine to its compensation committee.
     Coincident with her election to our Board, the Board approved a grant of non-qualified stock options to Ms. Rich Fine under the Company’s 2007 Incentive Compensation Plan. The number of shares underlying the option will be determined on the grant date and will be calculated based on the Black-Scholes value of $67,900. This is 200% of the estimated cash fees we would expect to pay Ms. Rich Fine in the next twelve months. Consistent with our equity award guidelines, the grant date of Ms. Rich Fine’s option will be the second trading day following the release of the company’s earnings for the second quarter of 2008. The exercise price will be the closing per share price for a share of our common stock on the grant date. These options, once granted, will vest in four annual installments beginning on the first anniversary of the grant date; provided that Ms. Rich Fine continues to serve us as a director.
     Ms. Rich Fine, 48, is a certified financial analyst, currently serving as a practitioner in residence at Kent State University’s College of Communication and Information, where she teaches and is helping the school develop its curricula to serve the changing media landscape. She recently completed a term on the advisory board of the Poynter Institute, a school for journalists. Previously, Ms. Rich Fine was managing director at Merrill Lynch & Co. in the Economics & Securities Research Division covering the publishing, information, advertising and online industries. During her 19-year equity research career at Merrill Lynch, Fine was a ranked member of the Institutional Investor All-American Research Team for 14 years, holding the number one position for 11 years. She has a master’s degree in business administration from New York University’s Stern School of Management and a bachelor of arts degree in psychology and economics from Tufts University.
     Ms. Rich Fine does not have a direct or indirect material interest in any transaction since January 1, 2008, or any currently proposed transaction, to which we are or to be a party in which the amount involved exceeds $120,000, nor were there any arrangements or understandings between her and any other persons pursuant to which we elected her to our Board of Directors
     We have also filed a press release, announcing Ms. Rich Fine’s election to our Board, a copy of which is attached to and incorporated herein as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description of Exhibits
99.1	Press Release of Company dated July 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY
By:	/s/ Scott J. Pollei
	Name:	Scott J. Pollei
Its: Executive Vice President and Chief Financial Officer

Dated: July 29, 2008

Exhibit Index

Exhibit
Number	Description of Exhibits
99.1	Press Release of Company dated July 29, 2008